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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                                January 29, 2002
                        (Date of earliest event reported)








                              WESTWOOD CORPORATION
             (Exact name of Registrant as specified in its charter)


         Nevada                         0-19381               87-0430944
(State of Incorporation)         (Commission File No.)       (IRS Employer
                                                          Identification Number

                             12402 East 60th Street
                              Tulsa, Oklahoma 74146
                    (Address of principal executive offices)



                                 (918) 250-4411
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address if changed since last report)


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Item 5.  Other Events.
         -------------

     On September 27, 2001, Registrant announced the receipt of a new contract award for its subsidiary, MCII Electric Company, Inc. ("MCII") for the follow on award of 30 and 60 kilowatt tactical quiet generators ("TQGs"). The award specified a six-year term with an estimated value of $156,000,000. The award was not expected to impact the Registrant's results of operations until fiscal year 2004, which ends on March 31, 2004.

     As a result of a protest filed by a competing concern, MCII received on January 29, 2002 an amendment to the solicitation, which requires the resubmittal of certain pricing criteria and subsequent reevaluation. The Registrant cannot determine as of this date whether the September 27, 2001 award will be upheld. Registrant will respond to the amendment on February 11, 2002 as required. On January 31, 2002, MCII will file a lawsuit in the United States Court of Federal Claims for declaratory and injunctive relief of the United States Army's decision to take corrective action in response to the filed protest. The lawsuit also seeks preliminary and injunctive relief to enjoin the Unites States Army from conducting an unnecessary and improper reopening of competition with respect to the contract properly awarded to MCII.

     Certain matters discussed in this report include forward-looking statements. Although the Registrant believes such forward-looking statements are based on reasonable assumptions, no assurance can be given that every objective will be reached. Such statements are made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

     As required by such Act, the Registrant hereby identifies the following important factors that could cause actual results to differ materially from any results projected, forecasted, estimated or budgeted by the Registrant in forward-looking statements: (i) risks and uncertainties impacting the Registrant as a whole related to changes in general economic conditions in the United States; the availability and cost of capital; changes in laws and regulations to which the Registrant is subject, including tax, environmental and employment laws and regulations; the cost and effects of legal and administrative claims and proceedings against the Registrant or its subsidiaries or which may be brought against the Registrant or its subsidiaries; conditions of the capital markets utilized by the Registrant to access capital to finance operations; and, to the extent the Registrant increases its investments and activities abroad, such investments and activities will be subject to foreign economies, laws, and regulations; and (ii) for the Registrant's defense-related business, business conditions in the military and commercial industries served by the Registrant; the federal government's defense budgeting process; compliance with government contract and inspection programs; and other risk factors listed from time to time in the Registrant's reports with the Securities and Exchange Commission.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             WESTWOOD CORPORATION



                             By:      /s/  Ernest H. McKee
                                ------------------------------------------
                                   Ernest H. McKee, President and
                                       Chief Executive Officer

                             By:      /s/  David L. Shepherd
                                ------------------------------------------
                                   David L. Shepherd, Chief Financial
                                     Officer and Secretary/Treasurer

Date:    January 31, 2002

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